      As filed with the Securities and Exchange Commission on October 12, 2000

                                                     Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   KEVCO, INC.
             (Exact name of registrant as specified in its charter)

            TEXAS                                        75-2666013
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

          UNIVERSITY CENTRE I
      1300 SOUTH UNIVERSITY DRIVE
            SUITE 200
         FORT WORTH, TEXAS                                76107-5734
(Address of Principal Executive Offices)                  (Zip Code)


--------------------------------------------------------------------------------

                       KEVCO, INC. 1999 STOCK OPTION PLAN

                            (Full title of the Plan)

--------------------------------------------------------------------------------

                                JOSEPH P. TOMCZAK
                             CHIEF FINANCIAL OFFICER
                                   KEVCO, INC.
                               UNIVERSITY CENTRE I
                     1300 SOUTH UNIVERSITY DRIVE, SUITE 200
                          FORT WORTH, TEXAS 76107-5734
                     (Name and address of agent for service)

                                 (817) 885-0000
          (Telephone number, including area code, of agent for service)

                                 With copies to:
                                BRIAN D. BARNARD
                              HAYNES AND BOONE, LLP
                                 201 MAIN STREET
                                   SUITE 2200
                             FORT WORTH, TEXAS 76102
                                 (817) 347-6600

                         -------------------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES             AMOUNT            PROPOSED MAXIMUM              PROPOSED MAXIMUM            AMOUNT OF
 TO BE REGISTERED         TO BE REGISTERED(1) OFFERING PRICE PER SHARE(2) AGGREGATE OFFERING PRICE(2)  REGISTRATION FEE(2)
------------------------- ------------------- --------------------------- ---------------------------  -------------------
Common Stock,
  $.01 par value.........      1,500,000                $1.125                   $1,687,500               $445.50
--------------------------------------------------------------------------------------------------------------------------

(1) The number of shares being registered represents 1,500,000 shares being registered under the Kevco, Inc. 1999 Stock Option Plan. The amount to be registered also includes such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 promulgated under the Securities Act of 1933.
(2) The offering price per share, the aggregate offering price and the registration fee have been calculated in accordance with paragraphs (c) and
     (h)(1) of Rule 457 promulgated under the Securities Act of 1933 based on the average of the high and low sale prices for the Company's Common Stock reported on the Nasdaq National Market on October 9, 2000 ($1.125 per share).

--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUESTED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Kevco, Inc. (the "Company") hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (Commission File No. 000-21621) as filed with the Commission on March 30, 2000;

         (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000 (Commission File No. 000-21621) as filed with the Commission on May 15, 2000;

         (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000 (Commission File No. 000-21621) as filed with the Commission on August 14, 2000;

         (d) The description of the Company's Common Stock contained in the Company's Registration Statement filed on Form 8-A (Commission File No. 000-21621) as filed with the Commission on October 25, 1996; and

         (e) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Articles of Incorporation provide that, to the fullest extent permitted by Texas law, directors of the Company will not be liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director. Texas law does not currently authorize the elimination or limitation of the liability of a director to the extent the director is found liable for (i) any breach of the director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith that constitute a breach of duty of the director to the Company or which involve intentional misconduct or a knowing violation of law, (iii) transactions from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) acts or omissions for which the liability of a director is expressly provided by an applicable statute. In addition, the Company's Articles of Incorporation provide that if applicable law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by law, as amended.

         The Company's Articles of Incorporation and Bylaws grant mandatory indemnification and advancement of expenses to directors and officers of the Company to the fullest extent authorized by Texas law. In general, a Texas corporation may indemnify a director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding by virtue of his position in the corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Texas corporation may indemnify a director or officer in an action brought by or in the right of the corporation only if such director or officer was not found liable to the corporation, unless or only to the extent that a court finds him to be fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         The Company has procured insurance that purports to insure the Company's directors and officers against certain liabilities incurred by them in the discharge of their functions as directors and officers, with certain exceptions including exceptions for liabilities arising from such directors' and officers' own malfeasance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.   EXHIBITS

Exhibit No.       Description of Exhibits
-----------       -----------------------

      4.1 - Indenture dated December 1, 1997, among Kevco, Inc., SCC Acquisition Corp., Kevco Delaware, Inc., Sunbelt Wood Components, Inc., Consolidated Forest Products, Inc., Bowen Supply, Inc. and Encore Industries, Inc., as Subsidiary Guarantors and United States Trust Company of New York, as Trustee, previously filed as an exhibit to the Company's Registration Statement on Form S-4 (No. 333-43691), and incorporated herein by reference.

    4.1.1 -       Supplemental Indenture dated December 1, 1997, between
                  Shelter Components Corporation and United States Trust Company of New York, as Trustee, previously filed as an exhibit to the Company's Registration Statement on Form S-4 (No. 333-43691), and incorporated herein by reference.

    4.1.2 - Supplemental Indenture dated as of December 1, 1997, between Shelter Distribution, L.P. and United States Trust Company of New York, as Trustee, previously filed as an exhibit to the Company's Registration Statement on Form S-4 (No. 333-43691), and incorporated herein by reference.

    4.1.3 - Supplemental Indenture dated as of December 1, 1997, between DCM, Inc. and United States Trust Company of New York, as Trustee, previously filed as an exhibit to the Company's Registration Statement on Form S-4 (No. 333-43691), and incorporated herein by reference.

    4.1.4 - Supplemental Indenture dated as of December 1, 1997, between Duo-Form of Michigan, Inc. and United States Trust Company of New York, as Trustee, previously filed as an exhibit to the Company's Registration Statement on Form S-4 (No. 333-43691), and incorporated herein by reference.

    4.1.5 - Supplemental Indenture dated as of December 1, 1997, between Design Components, Inc. and United States Trust Company of New York, as Trustee, previously filed as an exhibit to the Company's Registration Statement on Form S-4 (No. 333-43691), and incorporated herein by reference.

    4.1.6 - Supplemental Indenture dated as of December 1, 1997, between Shelter Components of Indiana, Inc. and United States Trust Company of New York, as Trustee, previously filed as an exhibit to the Company's Registration Statement on Form S-4 (No. 333-43691), and incorporated herein by reference.

    4.1.7 - Supplemental Indenture dated as of December 1, 1997, between BPR Holdings, Inc. and United States Trust Company of New York, as Trustee, previously filed as an exhibit to the Company's Registration Statement on Form S-4 (No. 333-43691), and incorporated herein by reference.

      4.2 - Kevco, Inc. 1999 Stock Option Plan, previously filed as Appendix B to the Company's Proxy Statement on Schedule 14A filed on November 2, 1999, and incorporated herein by reference.

     5.1* - Opinion of Haynes and Boone, LLP with respect to validity of the issuance of the securities.

    23.1* -       Consent of Ernst & Young LLP, independent auditors.

    23.2* - Consent of PricewaterhouseCoopers LLP, independent accountants.

    23.3* -       Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

    24.1* - Power of attorney of the directors of the Company (included on the signature page of the Registration Statement).

--------------------
 * Filed herewith.

ITEM 9.  UNDERTAKINGS

         a.       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)      to include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will , unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 12th day of October, 2000.

                                   KEVCO, INC.


                                   By: /s/ Frederick B. Hegi, Jr.
                                      ---------------------------------
                                            Frederick B. Hegi, Jr.
                                       Chairman of the Board, President
                                          and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Frederick B. Hegi, Jr. and Joseph
P. Tomczak, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including any amendment or amendments relating thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of October, 2000.

          Signature                                               Title
          ---------                                               -----

  /s/ Frederick B. Hegi, Jr.                        Chairman of the Board, President
--------------------------------                  Chief Executive Officer and Director
          Frederick B. Hegi, Jr.                      (Principal Financial Officer)


  /s/ Joseph P. Tomczak                   Executive Vice President and Chief Financial Officer
--------------------------------                       (Principal Financial and
          Joseph P. Tomczak                               Accounting Officer)

  /s/ James A. Johnson                                         Director
---------------------------------
          James A. Johnson

  /s/ Jerry E. Kimmel                                          Director
---------------------------------
          Jerry E. Kimmel

  /s/ William L. Estes                                         Director
---------------------------------
          William L. Estes

  /s/ Peter B. McKee                                           Director
---------------------------------
          Peter B. McKee

  /s/ Richard Nevins                                           Director
---------------------------------
          Richard Nevins

                                  EXHIBIT INDEX

Exhibit No.         Description of Exhibits
-----------         -----------------------
      4.1 -       Indenture dated December 1, 1997, among Kevco, Inc., SCC
                  Acquisition Corp., Kevco Delaware, Inc., Sunbelt Wood
                  Components, Inc., Consolidated Forest Products, Inc., Bowen
                  Supply, Inc. and Encore Industries, Inc., as Subsidiary
                  Guarantors and United States Trust Company of New York, as
                  Trustee, previously filed as an exhibit to the Company's
                  Registration Statement on Form S-4 (No. 333-43691), and
                  incorporated herein by reference.

    4.1.1 -       Supplemental Indenture dated December 1, 1997, between
                  Shelter Components Corporation and United States Trust Company of New York, as Trustee, previously filed as an exhibit to the Company's Registration Statement on Form S-4 (No. 333-43691), and incorporated herein by reference.

    4.1.2 -       Supplemental Indenture dated as of December 1, 1997, between
                  Shelter Distribution, L.P. and United States Trust Company of
                  New York, as Trustee, previously filed as an exhibit to the Company's Registration Statement on Form S-4 (No. 333-43691), and incorporated herein by reference.

    4.1.3 -       Supplemental Indenture dated as of December 1, 1997, between
                  DCM, Inc. and United States Trust Company of New York, as
                  Trustee, previously filed as an exhibit to the Company's
                  Registration Statement on Form S-4 (No. 333-43691), and incorporated herein by reference.

    4.1.4 -       Supplemental Indenture dated as of December 1, 1997, between
                  Duo-Form of Michigan, Inc. and United States Trust Company of
                  New York, as Trustee, previously filed as an exhibit to the Company's Registration Statement on Form S-4 (No. 333-43691), and incorporated herein by reference.

    4.1.5 -       Supplemental Indenture dated as of December 1, 1997, between
                  Design Components, Inc. and United States Trust Company of New
                  York, as Trustee, previously filed as an exhibit to the Company's Registration Statement on Form S-4 (No. 333-43691), and incorporated herein by reference.

    4.1.6 -       Supplemental Indenture dated as of December 1, 1997, between
                  Shelter Components of Indiana, Inc. and United States Trust
                  Company of New York, as Trustee, previously filed as an exhibit to the Company's Registration Statement on Form S-4
                  (No. 333-43691), and incorporated herein by reference.

    4.1.7 -       Supplemental Indenture dated as of December 1, 1997, between
                  BPR Holdings, Inc. and United States Trust Company of New
                  York, as Trustee, previously filed as an exhibit to the Company's Registration Statement on Form S-4 (No. 333-43691), and incorporated herein by reference.

      4.2 -       Kevco, Inc. 1999 Stock Option Plan, previously filed as
                  Appendix B to the Company's Proxy Statement on Schedule 14A filed on November 2, 1999, and incorporated herein by reference.

     5.1* - Opinion of Haynes and Boone, LLP with respect to validity of the issuance of the securities.

    23.1* -       Consent of Ernst & Young LLP, independent auditors.

    23.2* - Consent of PricewaterhouseCoopers LLP, independent accountants.

    23.3* -       Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

    24.1* - Power of attorney of the directors of the Company (included on the signature page of the Registration Statement).

--------------------
*    Filed herewith.